Exhibit 10.03

EXHIBIT A

Attached to and made part of that certain Membership Interest Purchase Agreement, amended and restated on July 14, 2025, by and among BSG Holdings, LLC and JBAH Holdings, LLC, collectively, as Sellers, and Adapti, Inc. (formerly known as Scepter Holdings, Inc.), as Purchaser

FORM OF LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Lock-Up Agreement”) is made and entered into as of July 14, 2025, by and between Adapti, Inc. (formerly known as Scepter Holdings, Inc.) (the “Company”) and the undersigned holder of shares of the Company’s securities (the “Holder” and, together with the Company, the “Parties”). For all purposes of this Agreement, “Holder” includes any affiliate or controlling person of Holder, and any other agent, representative or other person with whom Holder is acting in concert. Capitalized terms not otherwise defined in this Lock-Up Agreement shall have the meaning ascribed to them in the Purchaser Agreement;

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Amended and Restated Membership Interest Purchase Agreement (the “Purchase Agreement”), dated July 14, 2025 (“Effective Date”), by and between the Company and Sellers, pursuant to which, and subject to the terms and conditions set forth therein, the Company is purchasing all of the issued and outstanding membership interests of Ballengee Group, LLC, a Texas limited liability company (“Ballengee”);

WHEREAS, pursuant to the Purchase Agreement, the Holder signing below received such securities of the Company as set forth on Schedule I hereto which may include (i) Purchaser Stock Consideration, (ii) Earnout Consideration, and (iii) Lease Shares (collectively, the “Lock-Up Securities”);

WHEREAS, as a condition and inducement to the willingness of the Company to consummate the transactions contemplated by the Purchase Agreement, the Holders have agreed to certain sale and transfer restrictions with respect to the Lock-Up Securities held by the Holders immediately following the consummation of the transactions contemplated by the Purchase Agreement.

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration is hereby acknowledged, each Holder and the Company hereby agree as follows:

1. Lock-Up Period. The Holder agrees that, from the Effective Date until the date that is eighteen (18) calendar months from the date thereof (such period, the “Lock-Up Period”), the Holder shall be subject to the lock-up restrictions set forth in Section 2 below.

2. Lock-Up Restriction.

(a) Lock-Up. During the Lock-Up Period, the Holder will not offer, sell, contract to sell, or otherwise transfer of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the sale, transfer or disposition (whether by actual or effective economic sale or disposition due to cash settlement or otherwise) by the Holder or any affiliate of the Holder or any person in privity with the Holder or any affiliate of the Holder), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the U.S. Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the Lock-Up Securities, unless such transaction is a Permitted Disposition (as defined below).

A “Permitted Disposition” shall include the following: (a) transfers of Lock-Up Securities to a trust for the benefit of the undersigned or as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member of the undersigned (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (b) transfers of Lock-Up Securities to a charity or educational institution; (c) transfers of the Lock-Up Securities by the Holder upon the prior written consent of the Company; provided that in the case of any transfer pursuant to the foregoing clauses (a) - (c), (i) any such transfer shall not involve a disposition for value, (ii) each transferee shall sign and deliver to the Company a lock-up agreement substantially in the form of this Lock-Up Agreement and (iii) no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made, or (d) a pledge or hypothecation of the Lock-Up Securities as collateral for indebtedness.

(b) Stop Orders. The Holder further acknowledges and agrees that the Company is authorized to, and the Company agrees to, place “stop orders” on its books to prevent any transfer of any Lock-Up Securities of the Company held by the Holder in violation of this Lock-Up Agreement. The Company agrees not to allow any transaction to occur that is inconsistent with this Lock-Up Agreement.

(c) Continued Leak-Out Provisions. Upon completion of the Lock-Up Period, Holder further agrees and confirms that thereafter, it will not sell, transfer, or otherwise dispose of the Lock-Up Securities in an amount greater than ten percent (10%) of the average daily trading volume of the Company’s common stock for the five (5) trading days immediately preceding such sale (the “Leak-Out Limit”). Any sale of shares by the Holder in violation of this Leak-Out Limit shall be deemed null and void, and the Company shall be entitled to seek injunctive relief and damages for any breach of this Lock-Up Agreement.

3. Miscellaneous.

(a) At any time, and from time to time, after the signing of this Lock-Up Agreement, the Holder will execute such additional instruments and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Lock-Up Agreement.

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(b) This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either Party against the other concerning the transactions contemplated by this Lock-Up Agreement shall be brought only in the Federal Court located in Clark County, Nevada. The Parties hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based on forum non conveniens. The Parties hereto and to any other agreements referred to herein or delivered in connection herewith agree to submit to in personam jurisdiction of such courts and hereby irrevocably waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs. In the event that any provision of this Lock-Up Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(c) Any and all notices or other communications given under this Lock-Up Agreement shall be in writing and shall be deemed to have been duly given on (i) the date of delivery, if delivered in person to the addressee, (ii) the next business day if sent by overnight courier, or (iii) three (3) days after mailing, if mailed within the continental United States, postage prepaid, by certified or registered mail, return receipt requested, to the party entitled to receive same, at his or its address set forth below:

If to the Company:

Adapti, Inc.

2278 Monitor St.

Dallas, TX 85004

Attn: Adam Nicosia

Email:

With a copy to (which shall not constitute notice):

Raul Silvestre, Esq

2629 Townsgate Road #215

Westlake Village, CA 91361

Office: 818 597-7552

Email:

If to the Holder:

[__________]

(d) The restrictions on transfer described in this Lock-Up Agreement are in addition to and cumulative with any other restrictions on transfer otherwise agreed to by the Holder or to which the Holder is subject to by applicable law.

(e) This Lock-Up Agreement shall not be assigned in whole or in part, without the prior written consent of the other Party. Except as otherwise provided herein, this Lock-Up Agreement shall be binding upon Holder, its legal representatives, and permitted successors and assigns.

(f) This Lock-Up Agreement may be executed and delivered in two or more counterparts (including by means of facsimile or electronic mail), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(g) The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Lock-Up Agreement.

(h) The terms and provisions of this Lock-Up Agreement may only be amended by a written instrument signed by the Company and the Holder.

[-signature page follows-]

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties hereto have executed this Lock-Up Agreement as of the date first above written.

HOLDER:

By:
Name:
Title:

COMPANY:

ADAPTI, INC.

By:
Name:	Adam Nicosia
Title:	CEO

[Signature Page to the Lock-Up Agreement]

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SCHEDULE I

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